UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☑  Definitive Proxy Statement
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GARTNER, INC.
(Name of Registrant as Specified In Its Charter)

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April 28, 2006

Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., I invite you to attend our 2006 Annual Meeting of Stockholders. The meeting will be held on Thursday, June 8, 2006, at 10 a.m. local time, at our corporate headquarters at 56 Top Gallant Road, Stamford, Connecticut 06902.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

It is important that your stock is represented, regardless of the number of shares you hold. After reading the enclosed Proxy Statement, please vote your proxy in accordance with the instructions provided.

If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.

We look forward to seeing you at the meeting.

Sincerely,

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 8, 2006

Time:	10:00 a.m. local time

Location:	56 Top Gallant Road Stamford, Connecticut 06902

Matters To Be Voted On:	(1) Election of eleven members of our Board of Directors; and

(2) Ratification the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Record Date:	April 13, 2006 — You are eligible to vote if you were a stockholder of record on this date

Voting Methods:	By Internet
By Telephone
By Proxy Card
In Person

Importance Of Vote:	Submit a proxy as soon as possible to ensure that your shares are represented

Voting promptly will insure that we have a quorum at the meeting and will save us proxy solicitation expenses

By Order of the Board of Directors,

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
April 28, 2006

GARTNER, INC.
56 Top Gallant Road
Stamford, CT 06902

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held June 8, 2006

GENERAL INFORMATION

THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be used at our Annual Meeting of Stockholders to be held on June 8, 2006. This Proxy Statement and form of proxy are being made available to our stockholders on or about April 28, 2006.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting and are described in more detail in this Proxy Statement.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

WHO CAN VOTE?

Only stockholders of record at the close of business on April 13, 2006 may vote at the Annual Meeting. As of April 13, 2006, there were 114,113,642 shares of our Common Stock outstanding.

HOW YOU CAN VOTE

You may vote using one of the following methods:

•	Internet. You may vote by the Internet by going to the website for Internet voting on your proxy card. If you vote by the Internet, you should not return your proxy card.

•	Telephone. You may vote by telephone by calling the toll-free telephone number on your proxy card. If you vote by telephone, you should not return your proxy card.

•	Mail. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

•	In Person. You may vote your shares in person by attending the Annual Meeting.

If a broker holds your shares in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. The broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may vote your shares with respect to the election of directors and the ratification of the appointment of the Company’s independent public accounting firm.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.

HOW TO REVOKE YOUR PROXY OR CHANGE YOUR VOTE

You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by:

•	giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or

•	submitting another timely proxy by the Internet, telephone or mail; or

•	attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from the holder of record. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.

HOW MANY VOTES YOU HAVE

Each stockholder has one vote for each share of Common Stock that he or she owned on the Record Date for all matters being voted on.

QUORUM

A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

VOTES REQUIRED

Election of Directors. The eleven nominees for Director receiving the highest vote totals will be elected. Abstentions and broker non-votes will have no effect on the election of Directors. (See “Proposal One: Election of Directors” on page 3).

Ratification of Selection of Independent Accountants. To pass, this proposal will require the affirmative vote of the holders of a majority of the total number of shares of Common Stock present by person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a negative vote with respect to this proposal and broker non-votes will have the effect of votes not cast with respect to this proposal. (See “Proposal Two: Ratification of Selection of Independent Accountants” on page 18).

PROPOSAL ONE:
ELECTION OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Board currently has eleven directors who serve for annual terms.

NOMINEES

All of the nominees listed below are currently directors and have agreed to serve another term. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies will be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2007 Annual Meeting or until a successor has been elected.

RECOMMENDATION OF OUR BOARD

Our Board recommends that you vote “FOR” the nominees listed below:

•	Michael J. Bingle

•	Richard J. Bressler

•	Anne Sutherland Fuchs

•	William O. Grabe

•	John R. Joyce

•	Eugene A. Hall

•	Max D. Hopper

•	Stephen G. Pagliuca

•	James C. Smith

•	Jeffrey W. Ubben

•	Maynard G. Webb, Jr.

None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption. Mr. Hall’s employment agreement provides that we will include him on the slate of nominees to be elected to our Board during the term of his agreement. See “Executive Compensation — Employment Agreements with Executive Officers” on page 14. Messrs. Bingle and Joyce serve as directors pursuant to an agreement we entered into in connection with the issuance of our convertible notes in April 2000. See “Certain Relationships and Transactions — Relationship with Silver Lake Partners, L.P.” on page 22. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected.

INFORMATION ABOUT DIRECTOR NOMINEES

Michael J. Bingle, 34, has been a director since October 2004. Mr. Bingle is a managing director of Silver Lake Partners, a private equity firm that he joined in January 2000. From 1996 to 2000, Mr. Bingle was a principal with Apollo Management, L.P., a private investment partnership. From 1994 to 1996, Mr. Bingle was an investment banker at Goldman, Sachs & Co., an investment banking firm. Mr. Bingle holds a B.S.E. in Biomedical Engineering from Duke University. Mr. Bingle was nominated to the Board pursuant to an agreement with Silver Lake Partners. See “Certain Relationships and Related Transactions — Relationship with Silver Lake Partners, L.P.”

Richard J. Bressler, 48, has been a director since February 2006. Mr. Bressler is a managing director of Thomas H. Lee Partners, L.P., a private equity firm that he joined in January 2006. From May 2001 through 2005, Mr. Bressler was Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Prior to joining

Viacom, Mr. Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive of Time Warner Digital Media. He also served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from March 1995 to June 1999. Before joining Time Inc. in 1988, Mr. Bressler was a partner with the accounting firm of Ernst & Young since 1979. Mr. Bressler is a director of Warner Music Group Corp. Mr. Bressler holds a B.B.A. in accounting from Adelphi University.

Anne Sutherland Fuchs, 59, has been a director since July 1999. On January 1, 2003, Ms. Fuchs became a consultant to private equity firms. Prior to this, Ms. Fuchs was employed by LVMH Moët Hennessy Louis Vuitton, a global luxury products conglomerate, where she served as Executive Vice President of LVMH from March to December 2002 and as the global chief executive at Phillips de Pury & Luxembourg, LVMH’s auction house subsidiary, from July 2001 to February 2002. From 1994 to 2001, Ms. Fuchs worked for Hearst Magazines, where she was most recently the Senior Vice President and Group Publishing Director. Prior to joining Hearst, Ms. Fuchs held executive and publisher positions with a number of companies. Ms. Fuchs is a director of Pitney Bowes Inc. and Chair of the Commission on Women’s Issues for New York City. Ms. Fuchs holds a bachelor’s degree from New York University and two honorary doctorate degrees.

William O. Grabe, 68, has been a director since April 1993. Mr. Grabe is a Managing Director of General Atlantic LLC, an investment firm, where he has worked since 1992. Prior to joining General Atlantic, Mr. Grabe retired from IBM Corporation as an IBM Vice President and Corporate Officer. Mr. Grabe is a director of Bottomline Technologies, Compuware Corporation, Digital China Holdings Limited, Lenovo Group Limited and Patni Computer Systems Ltd., and of certain private companies in which General Atlantic has an interest. Mr. Grabe is a trustee of the Cancer Research Institute and Outward Bound USA. Mr. Grabe is on the Board of Visitors of the UCLA Graduate School of Business. Mr. Grabe holds a bachelor’s degree from New York University and an M.B.A. degree from the University of California at Los Angeles.

John R. Joyce, 52, has been a director since July 2005. Mr. Joyce is a managing director of Silver Lake Partners, L.P., a private equity firm that he joined in July 2005. Prior joining Silver Lake Partners, Mr. Joyce spent 30 years with IBM, serving most recently as Senior Vice President and Group Executive of the IBM Global Services (IGS) division, the world’s largest information technology services and consulting provider. From 1999 to 2004, Mr. Joyce was Chief Financial Officer of IBM. Prior to that, Mr. Joyce served in a variety of roles, including President, IBM Asia Pacific and Vice President and Controller for IBM’s global operations. Mr. Joyce is a member of the Bertelsmann AG Supervisory Board and the Fairfield University Board of Trustees, and chairman of The Council for the United States and Italy. Mr. Joyce holds a B.A. from Montclair State University and received an MBA from Fairleigh Dickinson University. Mr. Joyce was nominated to the Board pursuant to an agreement with Silver Lake Partners. See “Certain Relationships and Related Transactions — Relationship with Silver Lake Partners, L.P.”

Eugene A. Hall, 49, has been our Chief Executive Officer and a director since August 2004. Prior to joining us, Mr. Hall was a senior executive at Automatic Data Processing, serving most recently as President, Employers Services Major Accounts Division, a $2 billion human resources and payroll services business with 8,000 associates. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, rising to the level of Director (senior partner). Mr. Hall holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology (M.I.T.) and received an M.B.A. degree from Harvard Business School.

Max D. Hopper, 71, has been a director since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper is a director of Perficient, Inc. Mr. Hopper holds a bachelor’s degree from the University of Houston.

Stephen G. Pagliuca, 51, has been a director since July 1990. Mr. Pagliuca is a founding partner of Information Partners Capital Fund, L.P., a venture capital fund, and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which Information Partners is associated. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. Mr. Pagliuca is a director of Burger King and

ProSiebenSat.1 Media AG and Instinet Group Incorporated. Mr. Pagliuca, a certified public accountant, holds a bachelor’s degree from Duke University and an M.B.A. degree from Harvard Business School.

James C. Smith, 65, has been a director since October 2002 and Chairman of the Board since August 2004. Until its sale in 2004, Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company. Prior to that, Mr. Smith was the Chief Executive Officer of First Health from January 1984 through January 2002 and President of First Health from January 1984 to January 2001. Mr. Smith is a director of Reliant Pharmaceuticals and an Advisory Director to CIC Partners, a private equity investment group. Mr. Smith holds a bachelor’s degree from Northeastern University.

Jeffrey W. Ubben, 44, has been a director since June 2004. Mr. Ubben is a co-founder and Managing Partner of ValueAct Capital, an investment partnership. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is a director of Mentor Corporation and Per-Se Technologies, Inc. Mr. Ubben holds a bachelor’s degree from Duke University and an M.B.A. degree from the J. L. Kellogg Graduate School of Management at Northwestern University.

Maynard G. Webb, Jr., 50, has been a director since October 2001. Since June 2002, Mr. Webb has been Chief Operating Officer of eBay, Inc., an online marketplace. Prior to that he was President of eBay Technologies, a division of eBay, Inc., from August 1999 through June 2002. From July 1998 to August 1999, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc. From February 1995 to July 1998, Mr. Webb was Vice President and Chief Information Officer at Bay Networks, Inc. Mr. Webb is a director of Hyperion Solutions Corporation. Mr. Webb holds a bachelor’s degree from Florida Atlantic University.

COMPENSATION OF DIRECTORS

Directors who are also employees, and directors who we appoint at the request of another entity because of the relationship between that entity and us, receive no fees for their services as directors. All other directors receive the following compensation for their services:

Annual Fee:	$50,000 per director and an additional $60,000 for our non-executive Chairman, payable in four equal quarterly installments, on the first day of each quarter. Up to 50% of the fee may be paid in cash and the balance is paid in our Common Stock equivalents. All payments in stock equivalents are credited to an account based on the fair market value of the stock on the last day of the preceding quarter. Payment of the stock equivalents, which may be in cash or shares of Common Stock, is deferred until the director ceases to be a director.
Annual Committee Chair Retainer:	$5,000 for the chair of each of our Compensation and Governance Committees. $10,000 for the chair of our Audit Committee. Amounts are payable in the same manner as the Annual Fee.
Attendance Fee for Board Meetings:	None; however, we do reimburse directors for their expenses to attend meetings.
Committee Member Retainer:	$5,000 for each of our Compensation and Governance Committee members and $10,000 for each Audit Committee member. Committee chairs receive both a committee chair and a committee member retainer.
Annual Equity Grant:	$70,000 of restricted stock, awarded annually on the date of the annual meeting of stockholders. The grant vests at the end of three years.

BOARD MEETINGS HELD DURING 2005

Our Board held 5 meetings during 2005 and acted 2 times by written consent. During 2005, each director attended at least 75 percent of the Board and committee meetings held while such director served as a director and committee member. At each Board meeting the non-management directors meet in executive session. James C. Smith, our non-executive Chairman of the Board, presided over these executive sessions.

BOARD INDEPENDENCE

Our Board Governance Guidelines are available at www.investor.gartner.com. Under these guidelines, the Governance Committee and the full Board annually assess the independence of the non-management directors of the Board by reviewing the financial and other relationships between each director and the Company. This review is designed to determine whether these directors are independent, as defined under the standards of the New York Stock Exchange. The Governance Committee and the Board have determined that all of our non-management directors (i.e., Messrs. Bingle, Bressler, Grabe, Joyce, Hopper, Pagliuca, Smith, Ubben and Webb and Ms. Fuchs) are independent under those standards.

Stockholders and other interested parties may communicate with any of our directors, including our non-management directors, by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

The Board’s policy regarding director attendance at the Annual Meeting is that they are welcome to attend, and that we will make all appropriate arrangements for directors that choose to attend. In 2005, only Mr. Hall attended the Annual Meeting.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to own at least 10,000 shares of our Common Stock. New directors also have three years from election or appointment to comply with the policy as follows: 25% within one year of election or appointment; 50% within two years of election or appointment; and 100% within three years of election or appointment.

CODE OF ETHICS

Our Code of Business Conduct and Ethics is available at www.investor.gartner.com. At least annually, each director and each member of senior management must affirm his or her compliance with the Code.

COMMITTEES

Our Board has three standing committees: Audit Committee, Compensation Committee and Governance Committee. All Committee members are non-management directors who, in the opinion of our Board, are independent as defined under the standards of the New York Stock Exchange. Our Board of Directors has approved a written charter for each committee which is available at www.investor.gartner.com.

Our Audit Committee currently consists of Messrs. Bressler, Hopper, Smith and Pagliuca (Chairperson). Our Board has determined that Messrs. Bressler and Pagliuca qualify as Audit Committee Financial Experts as defined by the rules of the Securities and Exchange Commission. During 2005, the Audit Committee consisted of Messrs. Hopper, Smith and Pagliuca and held 5 meetings. Our Audit Committee reviews reports of our financial results, audits and internal controls. It also selects and supervises our internal auditors and our independent auditors, reviews their selection with the Board of Directors and approves all related fees and compensation. The committee also reviews the procedures of our independent auditors for ensuring their independence with respect to the services performed for us. The committee also reports to stockholders as required by the Securities and Exchange Commission (see “Audit Committee Report” on page 16).

Our Compensation Committee consists of Messrs. Bingle, Ubben and Webb (Chairperson). During 2005, the Compensation Committee held 7 meetings and acted 2 times by written consent. The Compensation Committee has responsibility for administering and approving all elements of compensation for the Chief Executive Officer and certain other senior management positions. It also approves, by direct action or through delegation, participation in, and all equity awards, grants, and related actions under the provisions of, our equity incentive plans. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission (see “Compensation Committee Report on Executive Compensation” on page 9).

Our Governance Committee consists of Ms. Fuchs and Messrs. Grabe (Chairperson) and Joyce and held 4 meetings during 2005. Our Governance Committee reviews issues regarding our governance, reviews and implements policies for our Board, reviews the size of our Board and criteria for membership, nominates potential members for election to the Board, recommends the assignment of directors to our Board’s committees and reviews the performance of our Chief Executive Officer and our Board members. Candidates may come to the attention of the Governance Committee through current Board of Directors members, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Chairman of the committee, giving the recommended candidate’s name, biographical data, and qualifications.

EXECUTIVE OFFICERS

The following individuals were serving as our executive officers on April 13, 2006:

Name	Age	Title

Eugene A. Hall	49	Chief Executive Officer and Director
Alister Christopher	45	Senior Vice President, Worldwide Events
Eric Consolazio	46	Senior Vice President & Chief Information Officer
Ken Davis	37	Senior Vice President for Strategy, Marketing & Business Development
Robin B. Kranich	35	Senior Vice President, Research Operations and Business Development
Dale Kutnick	56	Senior Vice President and Director of Research
Christopher Lafond	40	Executive Vice President and Chief Financial Officer
Tim Noble	39	Senior Vice President, Global Sales
Robert C. Patton	45	President, Gartner Consulting
Michele E. Riess	45	Senior Vice President, Human Resources
Lewis G. Schwartz	55	Senior Vice President, General Counsel & Corporate Secretary
Peter Sondergaard	42	Senior Vice President, Research Content
Joseph T. Waters	47	Senior Vice President, Executive Programs

Gene Hall has been our Chief Executive Officer and a director since August 2004. Prior to joining us, Mr. Hall was a senior executive at Automatic Data Processing, serving most recently as President, Employers Services Major Accounts Division, a $2 billion human resources and payroll services business with 8,000 associates. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, rising to the level of Director (senior partner). Mr. Hall holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology (M.I.T.) and received an M.B.A. degree from Harvard Business School.

Alister Christopher has been our Senior Vice President, Worldwide Events since June 2003. During his 12 years at Gartner, Mr. Christopher has served in a variety of roles, including Sales Executive, Director, Sales Operations in EMEA, Vice President of EMEA Inside Sales, Group Vice President, North American Inside Sales and Group Vice President, EMEA Sales. Prior to joining us in August 1996, Mr. Christopher spent 10 years in the IT industry, with, among others, ICL Corporation. Mr. Christopher studied Business Management at Swansea College, United Kingdom.

Eric Consolazio has been our Senior Vice President and Chief Information Officer since June 2005. From November 1999 to December 2004, Mr. Consolazio was a senior executive at Cigna, serving most recently as Senior Vice President and CIO, Healthcare Division. Prior to joining CIGNA, Mr. Consolazio was a Director, Systems Integration at PricewaterhouseCoopers from 1996 to November 1999. Prior to joining PricewaterhouseCoopers, Mr. Consolazio spent over 12 years in various roles in the IT departments of such companies as Unisys Corporation, SHL Systemhouse, United Parcel Service, Accenture and Hitachi America Ltd. Mr. Consolazio has a degree in business administration from Pace University, and received an M.B.A. degree from New York University’s Stern School of Business.

Robin Kranich has been our Senior Vice President Research Operations and Business Development since November 2004. During her more than 10 years at Gartner, Ms. Kranich has held various roles, including Senior Vice President and General Manager of Gartner EXP, Vice President and Chief of Staff to Gartner’s president and various sales and sales management roles. Prior to joining us in September 1994, Ms. Kranich was part of the Technology Advancement Group at Marriott International. Ms. Kranich holds a degree in business administration from American University in Washington, D.C.

Dale Kutnick has been our Senior Vice President and Director of Research since April 2005. Prior to joining us, Mr. Kutnick was the co-founder, Chairman of the Board and Research Director of Meta Group, Inc. Mr. Kutnick

spent 14 years at Meta Group, from its inception in January 1989 to January 2003. Prior to co-founding Meta Group, Mr. Kutnick was Executive Vice President, Research at Gartner, and Executive Vice President of Gartner Securities. Mr. Kutnick is a graduate of Yale University and is a member of the Board of Directors of First Albany Corp.

Chris Lafond has been our Executive Vice President, Chief Financial Officer since October 2003. From January 2002 to October 2003, Mr. Lafond served as Chief Financial Officer for North America and Latin America. From July 2000 to December 2001, Mr. Lafond was Group Vice President and North American Controller. Mr. Lafond joined us in March 1995 and has held several finance positions, including Director of Finance, Vice President of Finance and Assistant Controller. Prior to joining us, Mr. Lafond was Senior Financial Planner at International Business Machines Corporation and an Analyst in fixed-income asset management at J.P. Morgan Investment Management. Mr. Lafond holds a bachelor’s degree from the University of Connecticut and a master’s degree from the Columbia University Graduate School of Business.

Tim Noble has been our Group Vice President, Worldwide Sales since January 2006. From August 2003 to January 2006, Mr. Noble was Group Vice President, EMEA Sales for Gartner UK. From October 2001 to August 2003, Mr. Noble was our Group Vice President, Inside Sales and from October 2000 when he joined Gartner to October 2001, he was Regional Vice President, Sales for Gartner UK. Mr. Noble has a law degree from the University of Buckingham.

Bob Patton has been our President, Gartner Consulting since April 2004. Prior to joining us, Mr. Patton worked for 13 years at Cap Gemini Ernst & Young in numerous senior management roles, most recently as CEO, Government Solutions. Previously, he was managing director CGE&Y Americas sector. Mr. Patton holds a B.B.A. in Accounting with honors from the University of Georgia and is a Certified Public Accountant. He is also a graduate of the executive leadership program at the J.L. Kellogg School of Management at Northwestern University.

Lew Schwartz has been our Senior Vice President, General Counsel and Corporate Secretary since January 2001. Prior to joining Gartner, Mr. Schwartz was a partner with the law firm of Shipman & Goodwin LLP, serving on the firm’s management committee. Before joining Shipman & Goodwin, Mr. Schwartz was a partner with Schatz & Schatz, Ribicoff & Kotkin, an associate in New York City at Skadden, Arps, Slate, Meagher & Flom, and an assistant district attorney in New York County (Manhattan). Mr. Schwartz holds a B.A. degree from Yale University and a J.D. degree from Cornell Law School.

Peter Sondergaard has been our Senior Vice President, Research Content since August 2004. During his 16 years at Gartner, Mr. Sondergaard has held various roles, including Head of Research for the Technology & Services Sector, Hardware & Systems Sector Vice President and General Manager for Gartner Research EMEA. Mr. Sondergaard started at Gartner as a program director for Gartner’s personal computing research area, specializing in the overall desktop computing issues of European users. Prior to joining Gartner in November, 1998, Mr. Sondergaard was research director at International Data Corporation in Europe. Mr. Sondergaard holds a Master’s degree in economics from the University of Copenhagen.

Terry Waters has run our worldwide Executive Programs business as Senior Vice President, Executive Programs since January 2005. Prior to rejoining Gartner in August 2002, Mr. Waters was the chief operating officer for ScreamingMedia, an Internet content syndication solutions provider based in New York City. From 1985 to 1999, Mr. Waters spent 14 years with Gartner in a variety of senior sales, marketing and product leadership roles, including head of Eastern Region sales for North America and head of worldwide marketing. Mr. Waters started his career with Xerox Corporation, where he spent four years in sales and product-marketing support. Mr. Waters holds a bachelor’s degree in history from the College of the Holy Cross.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report by our Compensation Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the Securities and Exchange Commission, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (iv) subject to the liabilities of Section 18 of the Exchange Act. The report shall not be deemed incorporated by reference into any of our other filings under the

Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

Our role is to set overall compensation principles and review Gartner’s entire compensation program annually. We also review and establish the individual compensation levels for our executive officers. We consider the advice of independent, outside consultants, who report directly to us, in determining whether the amounts and types of compensation we pay our executive officers are appropriate. We also administer our employee stock purchase plan and long-term equity incentive plans.

The goal of our compensation program is to attract, motivate and retain highly talented individuals. Our guiding philosophy is that compensation should be linked to performance. We believe that the better an individual performs, the higher the individual’s compensation should be. Our compensation program is designed to balance short and long term financial objectives, build stockholder value and reward individual, group and corporate performance. We believe that individual compensation should be tied to our financial performance so that when our performance is better than established objectives, individuals should be paid more and when our financial performance does not meet our established objectives, incentive award payments should be reduced. The proportion of an individual’s total compensation that varies with individual and corporate performance objectives should increase as the individual’s business responsibilities increase. In addition, we believe that the total compensation package must be competitive with other companies in our industry to ensure that we continue to attract, motivate and retain the people who are critical to our long-term success.

Compensation for our executive officers consists of three principal components: base salary, short-term incentives and long-term incentives.

Base Salary.  We set base salaries by evaluating the responsibilities of the position and the experience of the individual. We reference the competitive marketplace for executive talent and conduct surveys periodically for comparable positions at companies of similar business model and size with whom we compare for compensation purposes. A larger group of companies is used for compensation purposes than is used for the “Comparison of Total Cumulative Stockholder Return” graph on page 19 because we compete for talent across a broader spectrum of companies than those in our direct field.

Short-Term Incentives (Cash Bonuses).  We designed the annual bonus component of incentive compensation to align pay with our short-term (annual) performance. Individual target bonuses are set based on the competitive marketplace for each position. Executives have bonus targets ranging from 40% of salary to 100% of salary for the CEO. For 2005, the percentage of target bonus was based on a sliding scale weighting of corporate versus individual performance goals based on the employee’s position in Gartner, with the bonus for more senior employees being more heavily weighted towards corporate performance. For executive officers, bonus payments are based solely on achievement of company-wide financial performance objectives. The financial objectives and weightings used for 2005 were EBITDA (50%), Contract Value (30%) and Sales Bookings (20%). We substantially achieved the targets, and earned bonuses were approximately 107% of target.

Long-Term Incentives (Stock Plans).  The principal equity components of executive compensation are options and restricted stock granted under our long-term equity incentive plans. Awards are often granted at the commencement of employment, with additional annual grants for promotions or performance. We believe that ownership of our stock is a key element of our compensation program and that stock options and restricted stock provide a retention incentive for our executive officers and align their personal objectives with long-term stock price appreciation. For 2005, stock options were the primary incentive granted to all long-term participants. During the year, we evaluated different types of long-term incentives based on their motivational value cost and share utilization and determined to grant stock appreciation rights and restricted stock units to senior executives for 2006, and utilize restricted stock units for other employees that will be earned for continued employment.

CEO Compensation.  In 2005, Mr. Hall’s annual base salary remained the same at $650,000 in 2005 as well as his target bonus of $650,000. He earned a bonus of $697,450 based on Company performance. He received a stock option award of 260,000 shares based on a competitive review and affordability.

Other Compensation.  Other elements of executive compensation available for our domestic executive officers include life insurance and long-term disability insurance programs and participation in our U.S. profit sharing plan under which a specified percentage of operating profit is distributed pro-rata among all employees based on salary. Executive officers are eligible for company-wide medical benefits, a supplemental life insurance program, a supplemental long term disability program, a 401(k) plan under which we provide matching contributions to all participants, with additional contributions allowed in excess of the ERISA limits and a payroll deduction employee stock purchase plan under which participants may purchase our Common Stock at a discounted price. In 2005, this discounted price was 95% of the lower of the fair market value of our Common Stock at the beginning or end of each six-month offering period (up to a maximum stock value of the lesser of $25,000 per calendar year or 10 percent of salary). Executives also receive a perquisite allowance in lieu of other benefits. Other compensation for executives based in the United Kingdom includes many of the elements enumerated above, participation in a U.K pension plan with a Company contribution of specified percentage of the executive’s base salary (subject to adjustment in certain cases), or, at their option, participation in a personal pension arrangement of their choice, as well as, in some cases, executive medical benefits, use of a company car or car allowance and fuel allowance.

During the year, we also adopted an enhanced severance policy for executives that is described on page 15 under “Executive Agreements with Executive Officers.”

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance based within the meaning of Section 162(m). The Compensation Committee has approved awards to executives that are performance based and deductible under Section 162(m). However, the Compensation Committee may from time to time approve compensation that is not deductible under this Section. The CEO’s initial award of 500,000 restricted shares was cancelled and replaced in 2005 to ensure deductibility for corporate income tax purposes.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Maynard G. Webb, Jr. (Chairman)
Michael J. Bingle
Jeffrey W. Ubben

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides information about compensation paid by us to (i) our Chief Executive Officer, and (ii) the other four most highly compensated executive officers who served as executive officers as of December 31, 2005 (collectively, the “Named Executive Officers”).

					Long-Term
				Long-Term	Compensation
				Compensation	Awards
		Annual		Awards	Securities
		Compensation		Restricted Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus ($)(2)	Award ($)(3)	Options(#)	Compensation($)(1),(4)

Eugene A. Hall(5)	2005	$650,000	$697,450	$6,430,000	260,000	$98,587
Chief Executive Officer	2004	263,749	$270,833	$6,025,000	800,000	31,289
Christopher Lafond	2005	$380,000	$244,644	—	117,000	$34,731
Executive Vice President,	2004	300,000	73,680	—	40,000	13,090
Chief Financial Officer	2003	262,500	81,840	—	100,000	14,981
Michael McCarty(6)	2005	$350,000	$225,330	—	104,000	$72,234
Senior Vice President,	2004	235,208	$196,706	—	125,000	33,020
Global Sales
Robert C. Patton(7)	2005	$450,000	$386,280	—	104,000	$35,878
President, Gartner	2004	337,500	785,000	$394,680	210,000	18,966
Consulting
Lewis G. Schwartz	2005	$340,000	$218,892	—	104,000	$31,507
Senior Vice President,	2004	300,000	74,908	—	90,000	18,255
General Counsel &	2003	285,000	103,204	—	—	23,427
Corporate Secretary

(1)	The amounts shown exclude certain perquisites and other personal benefits. These amounts, in the aggregate, did not equal or exceed the lesser of $50,000 or ten percent (10%) of the total annual salary and bonus for each executive officer.

(2)	The amounts shown include bonuses earned in the year noted although such amounts are payable in the subsequent year. The amounts shown exclude bonuses paid in the year noted but earned in prior years.

(3)	Amounts shown for 2004 represent a 500,000 share restricted stock award that was cancelled in November 2005, and replaced with a new award for the same amount of shares and on similar terms under our stockholder-approved 2003 Long Term Incentive Plan (“2003 Plan”). This cancellation and re-issuance was undertaken for tax reasons. By issuing the restricted stock award under our 2003 Plan, we will be able to take a tax deduction when and if the restrictions lapse on the restricted stock award. We would not have been able to take advantage of this tax deduction on the award in its original form because the award had been made as an inducement grant, and, consequently, was not issued pursuant to a stockholder-approved plan. None of the 2004 award vested prior to cancellation.

(4)	For 2005, the amounts shown represent: (i) life insurance premiums: Mr. Hall — $11,850; (ii) long term disability insurance premiums: Mr. Hall — $5,466; (iii) medical insurance premiums: Mr. Lafond — $1,275; Messrs. McCarty , Patton and Schwartz — $1,925; (iv) financial planning reimbursement: Mr. Lafond — $827 and Mr. Patton — $954; (v) matching and profit sharing contributions under our defined contribution plan: $7,700 for each officer; (vi) housing and relocation expenses: Mr. Hall — $51,924; and Mr. McCarty — $37,310; (vii) personal use of company auto: Mr. Hall — $18,600; (viii) lump sum in lieu of specific benefits payments: Mr. Lafond — $21,882; Mr. McCarty — $22,206; Mr. Patton — $22,206; and Mr. Schwartz — $21,882; and (ix) Company travel award: Messrs. Hall and Lafond — $3,047; and Messrs. $3,093. For 2004, the amounts shown represent: (i) life insurance premiums: Mr. Hall — $11,850; Mr. Lafond — $1,310; Mr. McCarty — $7,170; Mr. Patton — $2,090; and Mr. Schwartz — $5,990; (ii) long term disability insurance premiums: Mr. Lafond — $1,805; Mr. Patton — $4,421; and Mr. Schwartz — $3,170; (iii) medical insurance premiums: Mr. Lafond — $1,225; and Messrs. Patton and Schwartz — $1,845; (iv) financial planning reimbursement: Mr. Lafond — $1,500 and Mr. Patton — $3,360; (v) matching and profit sharing contributions under our defined contribution plan: Messrs. Lafond, McCarty, Patton and Schwartz — $7,250; (vi) relocation expenses: Mr. Hall — $16,916; and Mr. McCarty — $18,600; and (vii) personal use of company auto — Mr. Hall — $2,523. For 2003, the amounts shown represent: (i) life insurance premiums: Mr. Lafond — $1,230 and Mr. Schwartz — $5,390; (ii) long term disability insurance premiums: Mr. Lafond — $1,805 and Mr. Schwartz — $3,170; (iii) medical insurance premiums: Mr. Lafond — $1,195 and Mr. Schwartz — $1,795; (iv) matching and profit sharing contributions under our defined contribution plan: Messrs. Lafond and Schwartz — $6,800; (v) travel bonus: Mr. Schwartz — $6,272; and (vi) Company travel award: Mr. Lafond — $3,951.

(5)	Mr. Hall was elected Chief Executive Officer in August 2004.

(6)	Represents compensation received from April 2004, the start date of Mr. McCarty’s employment. Mr. McCarty’s 2004 bonus includes a $40,625 sign on bonus and a $81,250 retention bonus.

(7)	Represents compensation received from April 2004, the start date of Mr. Patton’s employment. Mr. Patton’s 2004 bonus includes a $200,000 sign on bonus and a $225,000 retention bonus.

OPTIONS GRANTED IN 2005 TO THE NAMED EXECUTIVE OFFICERS

The following table provides information regarding stock options to purchase our Common Stock granted to the Named Executive Officers during 2005:

		Individual Grant(1)
	Number of	% of Total Options
	Securities	Granted to	Exercise		Grant Date Value
	Underlying	Employees	Price	Expiration	Grant Date
Name	Options	in Fiscal Year	Per Share	Date	Present Value(2)

Eugene A. Hall	260,000	6.74%	$10.59	6/15/12	$714,844
Christopher Lafond	117,000	3.04	10.59	6/15/12	321,680
Michael McCarty	104,000	2.70	10.59	6/15/12	285,938
Robert C. Patton	104,000	2.70	10.59	6/15/12	285,938
Lewis G. Schwartz	104,000	2.70	10.59	6/15/12	285,938

(1)	These options were granted under our 2003 Long Term Incentive Plan and are subject to its terms. These options vest in three equal annual installments on the anniversary of the date of grant.

(2)	Estimated present values are based on the Black-Scholes option pricing model. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 2005 option grants shown in the table above: (i) volatility of 31%; (ii) risk-free rate of return of 3.69%; (iii) constant dividend rate of zero percent; and (iv) an exercise date 3 years after the date of grant. The ultimate value of the options will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy, and on when the options are exercised.

OPTIONS EXERCISED IN 2005 BY THE NAMED EXECUTIVE OFFICERS AND 2005 YEAR-END OPTION VALUES

The following table provides information regarding options exercised by each Named Executive Officer during 2005, the number of unexercised options at fiscal year-end and the value of unexercised “in-the-money” options at fiscal year-end:

	Number of		Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at Year-End		at Year-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Eugene A. Hall	—	—	200,000	860,000	$158,000	$1,074,600
Christopher Lafond	—	—	166,934	191,166	243,305	302,961
Michael McCarty	—	—	41,667	187,333	30,333	300,906
Robert C. Patton	—	—	70,000	244,000	55,200	350,640
Lewis G. Schwartz	—	—	110,001	163,999	405,928	299,839

(1)	The values for “in-the-money” options represent the difference between the exercise price of the options and the closing price of our Common Stock on December 31, 2005, which was $12.90 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Messrs. Bingle, Ubben and Webb. No member of our Compensation Committee is a current or former officer or employee of Gartner or any of our subsidiaries. None of our executive officers has served on the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board or our Compensation Committee.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. Hall.  Mr. Hall entered into an Employment Agreement effective August 4, 2004 (the “Hall Agreement”). Under the agreement, Mr. Hall serves as our Chief Executive Officer through July 31, 2007, and thereafter for subsequent one-year periods unless either party provides ninety days written notice not to renew. During the term of the agreement, we agree to include Mr. Hall on our slate of nominees to be elected to our Board.

Mr. Hall’s initial base salary is $650,000, subject to annual adjustments by our Board or Compensation Committee. Mr. Hall’s annual target bonus is equal to 100% of his base salary and is based on the achievement of specified company and individual objectives. Mr. Hall’s bonus may be higher or lower than the target bonus amount based on over- or under-achievement of the objectives, but in no event shall the bonus exceed 200% of his base salary. Mr. Hall’s bonus for the first twelve months of his employment is guaranteed at 100% of his target bonus. Additionally, we agreed to provide Mr. Hall with an automobile and a driver during his employment term.

Pursuant to the agreement, Mr. Hall received a grant on August 16, 2004 of options to purchase 800,000 of our Common Stock at a price of $12.11 per share. These stock options vest in four equal annual installments on the anniversary of the date of grant. Mr. Hall also received a grant of 500,000 shares of restricted stock on October 15, 2004. The restrictions on these shares will lapse upon the earlier of (a) our 60-day average stock price meeting certain targets, or (b) a change in control. The price targets are $20 for the first 300,000 shares, $25 for the next 100,000 shares and $30 for the remaining 100,000 shares. In November 2005, Mr. Hall’s 2004 500,000 share restricted stock award was cancelled and replaced with a new award for the same amount of shares and on similar terms under our stockholder-approved 2003 Long Term Incentive Plan. This action will allow us to take a tax deduction when and if the restrictions lapse on the restricted stock award, which would not been permissible in the award’s original form because the award had been made as an inducement grant, and, consequently, was not issued pursuant to a stockholder-approved plan.

Mr. Hall’s employment is at will and may be terminated by him or us upon sixty days’ notice. If we terminate Mr. Hall’s employment involuntarily without Business Reasons (as defined in the agreement) or a Constructive Termination (as defined in the agreement) occurs, or if we do not renew the agreement upon its expiration and Mr. Hall terminates his employment within ninety days following the expiration of the agreement, Mr. Hall will be entitled to receive: (a) his base salary for twenty-four months, payable in accordance with our regular payroll schedule; (b) 200% of his target bonus for the year in which the termination occurs, and any earned but unpaid bonus from the prior year; and (c) continued vesting for twenty-four months other than any award that vests pursuant to performance-based criteria.

If a Change in Control (as defined in the agreement) occurs, Mr. Hall will be entitled to receive: (a) three times his base salary then in effect; (b) three times his minimum target bonus for the fiscal year in which the Change in Control occurs (plus any unpaid bonus from the prior fiscal year); (c) acceleration in full of his option grant and the lapsing of all restrictions on his restricted stock grant; (d) at our cost, group health benefits pursuant to our standard programs for himself, his spouse and any children for three years after the Change in Control; and (e) any Gross-Up Payments (as defined in the agreement) for Mr. Hall’s excise tax liabilities.

Executive Officers.  Other than our CEO, we do not have long-term employment agreements with any of our Named Executive Officers. Each of our executive officers is covered by Gartner’s Executive Benefits Program which provides that upon termination without cause, each of our executive officers will be entitled to receive: (a) 12 months base salary then in effect; (b) at our cost, group health benefits pursuant to our standard programs for the executive, the executive’s spouse and any children for one year after the termination date; and (c) 90 days following the termination to exercise all options vested as of the termination date. In the event that there is a change of control and the executive is terminated without cause within 12 months after the change in control, all of the executive’s outstanding equity awards issued subsequent to the adoption of the program will immediately vest and the executive will have 12 months to exercise his or her awards. Additionally, the program provides for an annual physical examination and an annual lump sum payment of $15,000 per year in lieu of any other perquisites to be provided by Gartner. The lump sum payment and other benefits are grossed up so as to be tax neutral to the executive.

AUDIT COMMITTEE REPORT

Our Board has appointed an Audit Committee consisting of four “independent” directors, as defined under current New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002 (the “Act”).

We operate under a written charter adopted by our Board. We review the charter at least annually and we last modified the charter in January 2004. We hold regularly scheduled meetings at least five times each fiscal year and we meet more frequently as appropriate. We have the power and funding to retain independent counsel and other advisors as we deem necessary to carry out our duties as required by Section 301 of the Act.

We are directly responsible for the appointment, compensation and oversight of the independent auditors — including establishing the independence of the auditors, approving the engagement letter describing the scope of the audit, and resolving disagreements between management and the auditors regarding financial reporting — for the purpose of issuing an audit report in connection with our financial statements. The auditors report directly to us. By meeting regularly with independent auditors and internal auditors, and operating and financial management personnel, we oversee matters relating to accounting standards, policies and practices, changes to these standards, polices and practices and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally our internal audit function reports directly to the Audit Committee.

KPMG LLP, an independent registered public accounting firm, has audited our financial statements since September 1996. Subject to stockholder ratification, the Audit Committee has selected KPMG as our independent registered public accountants for the 2006 fiscal year. The Committee discussed its selection with the Board of Directors and the Board unanimously ratified the selection of KPMG.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management are required to report periodically to the Audit Committee regarding the extent of services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

We reviewed and discussed our audited financial statements for 2005 with management and KPMG. We also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of our auditors’ judgments as to the quality, not just the acceptability, of our accounting principles, and other matters that generally accepted auditing standards require to be discussed with an audit committee. We also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with KPMG their independence. We have determined that the provision of all non-audit services by KPMG is compatible with the auditors’ independence.

Based on our review and discussions noted above, we recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. A representative of KPMG will be at the Annual Meeting to answer appropriate questions.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen G. Pagliuca (Chairman)
Richard J. Bressler
Max D. Hopper
James C. Smith

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During 2005, KPMG LLP performed recurring audit services, including the examination of our annual financial statements, limited reviews of quarterly financial information, certain statutory audits and tax services for the Company. The aggregate fees billed for professional services by KPMG LLP in 2004 and 2005 for various services performed by them were as follows:

Types of Fees	2004	2005

Audit Fees	$1,823,584	$2,084,429
Audit-Related Fees	45,045	49,175
Tax Fees	700,044	1,362,022
All Other Fees	—	—
Total Fees	$2,568,673	$3,495,626

Audit Fees.  Audit fees billed for 2004 and 2005 relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements, the review of its quarterly financial statements contained in the Company’s Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related fees billed for 2004 and 2005 relate to professional services rendered by KPMG primarily for audits of our employee benefit plan.

Tax Fees.  Tax fees billed for 2004 and 2005 relate to professional services rendered by KPMG for permissible tax compliance in foreign locations, tax advice, tax planning and tax audits.

All Other Fees.  This category of fees covers all fees for any permissible service not included in the above categories. KPMG provided no services in this category in 2004 and 2005.

See the “Audit Committee Report” on page 16 for a discussion of the Audit Committee’s pre-approval policies. All of the services relating to the fees set forth on the above table were pre-approved by the Audit Committee.

PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected, subject to ratification by the Company’s stockholders, KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2006 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the “Audit Committee Report” found on page 16 and the “Principal Accountant Fees and Services” on page 17.

The Sarbanes-Oxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934 require that the Audit Committee of the Board of Directors be directly responsible for the appointment, compensation and oversight of the audit work of the Company’s independent registered public accounting firm. Ratification by the stockholders of the selection of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG for stockholder ratification to ascertain stockholders’ views on the matter.

A representative of KPMG LLP will attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

The Board of Directors recommends that you vote FOR the Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2006.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

The following graph compares our Common Stock performance to the performance of Standard & Poor’s Stock 400 Index and a Peer Group Index.

Our Peer Group Index consists of The Corporate Executive Board Company and Forrester Research, Inc. These companies represent the most significant publicly traded companies that we believe compete with us in our most important line of business: independent research and analysis on information technology, computer hardware, software, communications and related technology industries. There are no publicly traded information technology research companies that also compete with us in our consulting and events businesses.

The comparison assumes $100.00 was invested on September 30, 2000 in our Common Stock and in each of the indices, and assumes the reinvestment of dividends, if any.

The comparisons in the graph below are provided in response to SEC disclosure requirements and are not intended to forecast or be indicative of future performance of our Common Stock.

Date	Gartner, Inc.	S&P Mid Cap 400	Peer Index
9/30/2000	100	100	100
9/30/2001	77.85	81	44.79
9/30/2002	69.68	77.19	46.48
12/31/2003	97.29	110.80	70.81
12/31/2004	107.18	129.06	96.47
12/31/2005	110.97	145.27	126.15

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on our review of information on file with the Securities and Exchange Commission and our stock records, the following table provides certain information about beneficial ownership of our Common Stock as of April 13, 2006 by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent of our Common Stock, (ii) each of our directors, (iii) each Named Executive Officer, and (iv) all directors, Named Executive Officers and other current executive officers as a group. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them.

	Number of Shares	Percent
Beneficial Owner	Beneficially Owned	Owned

Michael J. Bingle(1)	37,740,128	33.1%
Richard J. Bresser	—
Anne Sutherland Fuchs(2)	33,001	*
William O. Grabe(2)	95,001	*
Max D. Hopper(2)	49,001	*
John R. Joyce(1)	37,740,128	33.1%
Stephen G. Pagliuca(3)	67,001	*
James C. Smith(4)	382,001	*
Jeffrey W. Ubben(5)(6)	18,638,980	16.3%
Maynard G. Webb, Jr.(7)	34,001	*
Eugene A. Hall(8)	702,757	*
Christopher Lafond(9)	193,288	*
Michael McCarty(10)	83,334	*
Robert C. Patton(11)	173,000	*
Lewis G. Schwartz(12)	140,011	*
All current directors, Named Executive Officers and other current Executive officers as a group (24 persons)(13)	58,920,733	51.1%
Silver Lake Partners, L.P. and affiliates(1) 2725 Sand Hill Road, Suite 150, Menlo Park, CA 94025	37,740,128	33.1%
VA Partners, L.L.C. and affiliates(5) 435 Pacific Avenue, San Francisco, CA 94133	18,631,646	16.3%

*	Less than 1%

(1)	Represents shares owned by a group of investment funds affiliated with Silver Lake Partners, L.P., including (i) 34,755,105 shares owned by Silver Lake Partners, L.P.; (ii) 998,701 shares owned by Silver Lake Investors, L.P.; and (iii) 1,986,322 shares owned by Silver Lake Technology Investors, L.L.C. Silver Lake Technology Associates, L.L.C. is the General Partner of each of Silver Lake Partners, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the Manager of Silver Lake Technology Investors, L.L.C. Each of Mr. Bingle and Mr. Joyce is a Managing Director of each of Silver Lake Technology Associates, L.L.C. and of Silver Lake Technology Management, L.L.C. As such, each of Mr. Bingle and Mr. Joyce could be deemed to have shared voting or dispositive power over these shares. However, each of Mr. Bingle and Mr. Joyce disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(2)	Includes 21,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(3)	Includes 21,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006, and 10,000 shares of Common Stock held in a trust as to which Mr. Pagliuca may be deemed a beneficial owner.

(4)	Includes 22,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006, and 25,000 shares of Common Stock held by a foundation and 10,000 shares of Common Stock held by a member of Mr. Smith’s immediate family as to which Mr. Smith may be deemed a beneficial owner.

(5)	Includes 7,334 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(6)	Represents 18,631,646 shares owned by ValueAct Capital Master Fund, L.P., an investment fund as to which VA Partners, L.L.C. is the General Partner. Mr. Ubben is a Managing Member of VA Partners, L.L.C. As such, Mr. Ubben could be deemed to have shared voting or dispositive power over these shares. Mr. Ubben, however, disclaims beneficial ownership in these shares, except to the extent of his pecuniary interest therein.

(7)	Includes 14,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(8)	Includes 500,000 shares of restricted stock and 200,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(9)	Includes 192,350 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(10)	Includes 83,334 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(11)	Includes 22,000 shares of restricted stock and 140,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006.

(12)	Includes 140,001 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006 and 10 shares of Common Stock held by a member of Mr. Schwartz’ immediate family as to which Mr. Schwartz may be deemed a beneficial owner.

(13)	Includes 1,246,353 shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 13, 2006 and 522,000 shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to furnish us with copies of the reports they file. Based solely on our review of the reports received by us, or written representations from certain reporting persons, we believe that all reports were timely filed.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

RELATIONSHIP WITH SILVER LAKE PARTNERS, L.P.

On April 17, 2000, we issued and sold an aggregate of $300 million principal amount of our unsecured 6% Convertible Junior Subordinated Promissory Notes due April 17, 2005 to Silver Lake Partners, L.P. (“Silver Lake”) and certain of Silver Lake’s affiliates and to Integral Capital Partners IV, L.P. and one of its affiliates. In October 2003, these notes were converted into 49,441,122 shares of our Class A Common Stock which, following our 2005 reclassification, represented a like number of shares of our Common Stock. The determination of the number of shares issued upon the conversion was based upon a $7.45 conversion price and a convertible note of $368.3 million, consisting of the original face amount of $300 million plus accrued interest of $68.3 million. Silver Lake and its affiliates currently own 37,740,128 shares of our Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” on page 20. In connection with the issuance of the notes, we agreed, among other things, that Silver Lake would recommend two nominees for director and we would include two Silver Lake nominees on our slate of nominees to be elected to our Board. This obligation exists while Silver Lake owns Common Stock representing at least 20 percent of the amount of Common Stock into which the notes were converted.

Michael J. Bingle and John R. Joyce, managing directors of the general partner of Silver Lake and members of some of the affiliates of Silver Lake, are Silver Lake’s nominees to our board.

Silver Lake purchased $113,700 in research and consulting services from us during 2005 and has contracted to purchase subscription research services from us in 2006 in the amount of $19,000.

RELATIONSHIPS WITH OTHER THIRD PARTIES

Several of our other directors are employed by companies that purchase our research and consulting services in the ordinary course of their business. The following chart shows the amount of research and consulting services purchased by each company during 2005 and the amount for which each company has signed commitments to date for 2006.

Name of Company	2005	2006

Bain Capital, Inc.	$191,285	$104,750
Ebay, Inc.	93,250	77,500
General Atlantic Partners, L.P.	410,000	205,000
Value Act Capital	128,939	41,296

MISCELLANEOUS

SOLICITATION OF PROXIES

This solicitation of proxies is being made by the Company and we will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained Georgeson Shareholder Communications, Inc. to act as a proxy solicitor in conjunction with the meeting. We have agreed to pay that firm $9,500, plus reasonable out of pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, electronic mail and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR OUR 2007 ANNUAL MEETING

If you want to make a proposal for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 30, 2006, and the proposal must comply with the rules of the Securities and Exchange Commission.

If you want to make a proposal for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, we must receive your proposal at least 90 days prior to the 2007 Annual Meeting. If we give less than 100 days’ notice of the 2007 Annual Meeting, we must receive your proposal within ten days after we give the notice.

If we do not receive your proposal by the appropriate deadline, then it may not be brought before the 2007 Annual Meeting.

Proposals should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2005 has been mailed to our stockholders of record with this Proxy Statement. Our Annual Report is not part of, nor is it incorporated by reference into, this Proxy Statement.

Upon written request of any person solicited, our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission may be obtained, without charge, by writing to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212.

THE BOARD OF DIRECTORS GARTNER, INC.

Lewis G. Schwartz
Corporate Secretary

Stamford, Connecticut
April 28, 2006

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

GARTNER, INC.
Proxy for the Annual Meeting of Stockholders
To Be Held on June 8, 2006
Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Gartner, Inc., each dated April 28, 2006. I appoint Eugene A. Hall, Christopher Lafond and Lewis G. Schwartz, and each of them, Proxies and attorneys-in-fact, with full power to each of substitution, to represent me at Gartner’s Annual Meeting, to be held on June 8, 2006, at 10:00 a.m. local time, and at any adjournments, and to vote all shares of my Common Stock as I specify on the reverse side of this card.
THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE PROXYHOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY “FOR” THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL
FREE 1-800-850-5909, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until
5:00 p.m., Eastern Daylight Time, on June 7, 2006.
INTERNET VOTING
Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m., Eastern Daylight Time, on June 7, 2006.
VOTING BY MAIL
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark your votes as indicated in this example.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.

1.	Election of Directors for a one year term
(01) Michael J. Bingle;
(02) Richard J. Bressler;
(03) Anne Sutherland Fuchs;
(04) William O. Grabe;
(05) John R. Joyce;
(06) Eugene A. Hall;
(07) Max D. Hopper;
(08) Stephen G. Pagliuca;
(09) James C. Smith;
(10) Jeffrey W. Ubben;
(11) Maynard G. Webb, Jr.

(Instruction: to withhold authority to vote for any individual nominee, write that nominee’s number on the space provided below.)

FOR
the nominees listed at
left (except as marked
to the contrary)
☐
WITHHOLD
AUTHORITY
to vote for the
nominees listed at left
☐

2.	Proposal to ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Transact any other business that is brought properly before the Annual Meeting.

Mark here for address change and note at left. ☐

Date __________________________________________ , 2006

____________________________________________________
Signature
____________________________________________________
Signature
Note: Please sign exactly as your name appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should sign using their full title. Corporations should sign using the full corporate name by the authorized officer.